EXHIBIT 10.1 AWARD AGREEMENT This AWARD AGREEMENT (“Agreement”) is made and entered into by and between Javier D. Ferrer (“Executive”), his wife Blanca M. Pujals (“spouse”) and their conjugal partnership (collectively referred to as the “Executive and his spouse”), and Popular, Inc. (the “Corporation”) as of July 22, 2026. WHEREAS, Executive is currently employed by the Corporation as President and Chief Executive Officer; WHEREAS, Executive has decided to voluntarily retire from the Corporation effective August 31, 2026; WHEREAS, the Corporation has retained Executive following his retirement to provide certain consulting services to the Corporation and its subsidiaries (together, the “Popular Group”), pursuant to the Services Agreement, dated of even date herewith (the “Services Agreement”); and WHEREAS, in connection with the Corporation’s and Executive’s 2026 performance, the Corporation, through the Talent and Compensation Committee of the Board of Directors of the Corporation (the “Committee”) has decided to grant Executive the equity award set forth in this Agreement and certain other payments and benefits as provided herein. NOW THEREFORE, in consideration of the promises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. Equity Award. Subject to the terms and conditions set forth herein, the Committee hereby grants Executive an equity award (the “Award”) consisting of the number of shares of Restricted Stock set forth in Annex 1 hereto. The Award is made under the Popular, Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”), and, except as otherwise provided herein, shall be subject to the terms of the Plan. Capitalized terms used but not otherwise defined in this Agreement have the meanings given in the Plan. 2. Equity Award Vesting and Payout. Subject to this Section 2 and Sections 7 and 8 of this Agreement: (a) Restricted Stock Vesting. The Award shall become vested on August 31, 2027 (the “Vesting Date”), subject to the terms and conditions of this Agreement, to the continuous employment of Executive with the Corporation until August 31, 2026 (the “Retirement Date”) and to Executive’s continuous compliance with the terms of the Services Agreement through the Vesting Date. (b) Death. In the event of the Executive’s death and provided that Executive’s rights in respect of the Award have not been previously terminated, the

2 Award shall immediately vest and be paid to the representative of Executive’s estate promptly after Executive’s death. (c) Disability. If Executive becomes subject to Disability and provided that Executive’s rights in respect of the Award have not been previously terminated, the Award shall immediately vest and shall be paid to Executive promptly after Executive becomes subject to Disability. (d) Payout. The shares vested in accordance with this Section 2 will cease to be subject to the restrictions of Sections 3 and 4 of this Agreement and will be delivered to Executive as soon as administratively practicable, generally within 45 days following the date of vesting. 3. Termination of Award. (a) Except as provided herein, Executive’s rights in respect of the Award shall immediately terminate, and no Award shall be paid in respect thereof, if at any time prior to the Retirement Date Executive terminates his employment or at any time prior to the Vesting Date Executive materially breaches the Services Agreement. (b) If the Corporation terminates Executive’s employment for Cause prior to the Retirement Date, the Award shall be cancelled and the provisions under the Plan will apply. 4. Non-transferability. The Award (or any rights and obligations hereunder) may not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution. 5. Withholding, Consents and Legends. (a) Executive shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, incurred in connection with the Award. The Corporation will withhold shares of Common Stock for the payment of taxes in connection with the vesting of the Award or upon the occurrence of any other event that, in accordance with applicable law, will generate a tax liability with regards to the Award. The Corporation will withhold shares of Common Stock with a value equal to the amount of taxes that the Corporation determines it is required to withhold under applicable laws (with such withholding obligation determined based on any applicable minimum statutory withholding rates). The Corporation will use the Fair Market Value of the Common Stock on the Vesting Date or such other date, as applicable, in order to determine the number of shares to be withheld. If Executive wishes to remit cash to the Corporation (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Corporation to satisfy such withholding obligation, Executive must notify the Corporation in advance and do so in compliance with all applicable laws and pursuant to such rules as the Corporation may establish from time to time, including, but not limited to, the Corporation’s Insider Trading Policy.

3 (b) Executive’s right to receive shares pursuant to the Award is conditioned on the receipt to the reasonable satisfaction of the Committee of any required documentation that the Committee may reasonably determine to be necessary or advisable. 6. Other Payments and Benefits. (a) Short-Term Incentive for 2026. Subject to Section 7 of this Agreement, Executive will be eligible to receive a short-term cash incentive for 2026, approved by the Committee upon consideration of the Corporation’s and the Executive’s performance year-to-date, in the amount of $1,620,000 (subject to applicable tax withholdings and deductions) (the “2026 Short-Term Incentive”). The approved amount corresponds to an annualized award equal to 202.5% times base pay prorated for the portion of the 2026 performance year during which Executive will be employed by the Corporation. The 2026 Short-Term Incentive will be payable within ten (10) days of the Effective Date (as defined in Annex 2) subject to Section 7 of this Agreement. (b) Medical Coverage. Subject to Section 7 of this Agreement, upon Executive’s retirement, Executive and his spouse will continue to be covered under the Corporation’s health plan, at no cost to them, at the same coverage level as was in effect prior to the Retirement Date, for a period of up to 36 months after the Retirement Date (i.e., until up to August 31, 2029) (the “Medical Coverage Period”). In the event of Executive’s death before or during the Medical Coverage Period, the continuation of health insurance coverage described above will cease, and his spouse will then be eligible to elect continuation coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the following paragraph will not apply. Subject to Section 7 of this Agreement, Executive and his spouse will be offered the opportunity to continue their health plan coverage in accordance with COBRA starting on September 1, 2029. The continuation of the health plan coverage under this paragraph shall be pursuant to, and in accordance with COBRA. Pursuant to the separate notice of COBRA benefits which will be provided to Executive and his spouse, they shall complete the required forms to elect continuation of medical benefits under COBRA, if they wish to elect this benefit, and Executive agrees that he will be responsible to timely pay the full COBRA premiums, plus an additional 2% to cover administrative fees. The benefits described in this Section 6(b) shall be referred to herein as the “Medical Benefits.” The Award, the 2026 Short-Term Incentive, and the Medical Benefits are herein collectively referred to as the “Agreement Payments and Benefits.” (c) Equity Grants. i) Restricted Stock: At various times during Executive’s employment with the Corporation, he was awarded Restricted Stock under the Plan and the Popular, Inc. 2004 Omnibus Incentive Plan, as amended (collectively, the “Equity Plans”), with the most recent award granted in February 2026. Under the terms of the Equity Plans, the Corporation will accelerate the vesting of any unvested portion of the Restricted Stock as of the Retirement Date (excluding the Award, 41,928 shares in the aggregate), which will be delivered to him as soon as administratively practicable after

4 the Retirement Date. The Corporation will withhold shares of common stock with a value equal to the payment of the taxes that it determines it is required to withhold under applicable tax laws with respect to the award vesting, and shall cause the restrictions on the remainder of the shares to lapse. By accepting delivery of the shares, Executive acknowledges that he is subject to the Corporation’s Insider Trading Policy. ii) Performance Shares: At various times during Executive’s employment with the Corporation, he was awarded Performance Shares under the Plan, with the most recent award granted in February 2026. Outstanding unvested Performance Shares (25,936 shares at target in the aggregate) will vest, respectively, in February 2027, February 2028 and February 2029 according to the terms and vesting schedule in the relevant Popular, Inc. Long-Term Equity Incentive Award and Agreement. Upon vesting, the Performance Shares will be delivered to Executive as soon as administratively practicable after the applicable vesting date. The Corporation will withhold shares of common stock with a value equal to the payment of the taxes that it determines it is required to withhold under applicable tax laws with respect to the award vesting. By accepting delivery of the shares, Executive acknowledges that he is subject to the Corporation’s Insider Trading Policy. Subject to the provisions hereunder, Executive acknowledges, agrees and warrants that he is not entitled to any other incentive payments, bonuses, equity grants, Restricted Stock, Performance Shares or other compensation under the compensation plans and policies of the Corporation. (d) Retirement Benefits. Executive and the Corporation acknowledge and agree that Executive has accrued benefits under the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. Puerto Rico Nonqualified Deferred Compensation Plan (the “Retirement Plans”), and that his benefits under the Retirement Plans shall be determined in accordance with the provisions thereof and any election related thereto. Any payments or benefits hereunder shall be excluded from eligible compensation for purposes of determining any deferral amounts or benefit values under the Retirement Plans. (e) No Further Benefits, Payments, Etc. Executive acknowledges and agrees that except as expressly provided herein, his coverage under any compensation or benefit plan, program, policy or arrangement sponsored or maintained by the Popular Group shall cease and be terminated as of the Retirement Date. Executive further acknowledges and agrees that no payment made by the Corporation pursuant to this Agreement is subject to any employer matching obligation or any other employer contribution under any benefit or deferred compensation plan, whether or not any such payment is characterized as wages or other compensation. 7. Release and Waiver As a condition to receipt of the Agreement Payments and Benefits and in consideration of the terms, conditions hereof, Executive and his spouse must (i) execute, deliver, and not revoke this Agreement in accordance with the terms hereof and (ii) following the Retirement Date, execute, deliver, and not revoke the release attached hereto as Annex 2 (the “Release”) in accordance with the terms thereof. In addition,

5 Executive and his spouse agree to execute any additional documentation as the Corporation deems necessary and appropriate to ensure an effective release of claims. (a) General Release. Executive and his spouse knowingly and voluntarily state and agree, on their behalf and on behalf of their current, former and future heirs, executors, administrators, attorneys, agents and assigns, that they do not have, and in any event that they waive, terminate, cancel, release and discharge forever the Popular Group from any and all actions, causes of action, claims, allegations, rights, obligations, liabilities, or charges (collectively the “Claims”) that they have or may have, whether known or unknown, by reason of any matter, cause or thing occurring at any time before and including the date of execution of this Agreement, including, without limitation, claims for compensation or bonuses (including, without limitation, any claim for an award under any compensation plan or arrangement); breach of contract; tort; wrongful, unjust, abusive, unfair, constructive, or unlawful discharge or dismissal; impairment of economic opportunity; defamation; age and national origin discrimination; workplace harassment; sexual harassment or discrimination; discrimination based on marital status; back pay; front pay; benefits; attorney's fees; emotional distress; intentional infliction of emotional distress; assault; battery, pain and suffering; punitive or exemplary damages; all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991 and Executive Order 11246, which prohibit employment discrimination based on race, color, religion, sex, or national origin; the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act of 1990, which prohibit employment discrimination because of age against individuals who are 40 years of age or older; the Equal Pay Act, which prohibits sex-based wage discrimination against men and women who perform substantially equal work in the same establishment; the Americans with Disabilities Act (ADA), which prohibits employment discrimination against qualified individuals with disabilities in the private sector, and in state and local governments; and Sections 501 and 505 of the Rehabilitation Act of 1973, which prohibit federal contractors to discriminate in employment against qualified individuals with disabilities; the Genetic Information Nondiscrimination Act (GINA) of May 21, 2008, which prohibits discrimination against employees based on genetic information; the Family and Medical Leave Act, which protects employees' rights to medical and family leave; the Uniformed Services Employment and Reemployment Rights Act (USERRA); the Vietnam Era Veterans' Readjustment Assistance Act of 1974 (VEVRAA); the Immigration Reform and Control Act; the Fair Credit Reporting Act; the Racketeer Influenced and Corrupt Organizations Act; the Sabine Pilot Doctrine; Section 885 of the American Jobs Creation Act of 2004; the Constitution of Puerto Rico, which prohibits discriminatory treatment; Law 69 of July 6, 1985, which prohibits employment discrimination on the basis of sex; Law 17 of April 22, 1988, which prohibits sexual harassment in employment; Law 90 of August 7, 2020, which prohibits workplace harassment; Law 100 of June 30, 1959, as amended, which prohibits employment discrimination based on age, race, color, sex, sexual orientation, gender identity, marital status, social or national origin, social condition, political affiliation, political or religious beliefs, or against an employee for being a victim or being perceived as a victim of domestic violence, sexual aggression or stalking, or based on sexual orientation or gender identity; Law 16 of March 8, 2017 (Equal Pay Act of Puerto Rico); Law 61 of August 1, 2017; Law 116 of December 20, 1991; Law 44 of July 2, 1985, which prohibits employment discrimination against qualified individuals with disabilities or under any other local, state or federal law which prohibits discrimination, harassment or retaliation; Law 217 of September 29, 2006

6 (Law for the Implementation of a Protocol to Handle Situations of Violence); Law 139 of June 26, 1968 (SINOT); Law 45 of April 18, 1935 (State Insurance Fund); Law 4 of January 26, 2017 (Transformation and Labor Flexibility Act); Law 41 of 2022; the Employee Retirement Income Security Act of 1974 (ERISA); the Workers Adjustment Retraining and Notification Act (WARN); the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); the Health Insurance Portability and Accountability Act (HIPAA); the Occupational Safety and Health Act (OSHA); the Families First Coronavirus Response Act de 2020 (FFCRA); the CARES Act of 2020; the Fair Labor Standards Act of 1938 (FLSA); the National Labor Relations Act; the Federal Bankruptcy Act; the Insurance and the Civil Codes of Puerto Rico; Law 80 of May 30, 1976, as amended, or any other law that protects against wrongful or unjustified terminations of employment; Law 379 of May 15, 1948 (Days and Hours of Work); Law 96 of June 26, 1956 (Minimum Wage); Law 148 of June 30, 1969 (Christmas Bonus); Law 37 of April 9, 2020; Law 180 of July 27, 1998 (vacation and sick leave); Law 60 of January 27, 2018; Law 28 of January 21, 2018; and any other federal, state or local (including Puerto Rico) laws, whether based on statute, regulation or common law, providing workers' compensation benefits; restricting an employer's right to terminate employees or otherwise regulating employment; or enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; providing recourse for alleged wrongful discharge, harassment or discrimination, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims, or any law regarding wages or compensation, retaliation, negligence, loss of consortium, intentional infliction of emotional distress, negligent infliction of emotional distress, or any other claim and any alleged injuries they may have suffered up to and including the date of execution of this Agreement. In addition, in consideration of the provisions of this Agreement, Executive and his spouse further agree to waive any and all rights under the laws of any jurisdiction in the United States or Puerto Rico that limit a general release to those claims that are known or suspected to exist in Executive and his spouse's favor as of the date of execution of this Agreement. In addition, Executive represents and warrants that he has not been the victim of retaliation under Section 704 of the Civil Rights Act of 1964 (42 USC § 2000e- 3); the Age Discrimination in Employment Act (ADEA, 29 USC § 3(d)); the Federal Deposit Insurance Act (FDIA, 12 USC § 1831j); Article 8 of Law 17 of April 22, 1988 (29 L.P.R.A. § 155h); Article 20 of Law 69 of July 6, 1985 (29 L.P.R.A § 340); Law 115 of December 20, 1991, as amended by Law 169 of September 29, 2014 (29 L.P.R.A § 94 et seq.); Section 806 of the Sarbanes Oxley Act of 2002; the Securities Exchange Act of 1934; or any other federal or local statute or regulation which prohibits retaliation against an employee. Furthermore, Executive and his spouse, their heirs, executors, assignees, and agents do not have, and if they had they hereby waive any claim of any type, and the remedies, under any federal, state or Commonwealth of Puerto Rico law, including those related to or that may be alleged as arising from the employment relationship between Executive and the Corporation, or the termination of the same, and grant the most complete release for any claim or cause of action they have or may have or had, known or unknown, whether in law or in equity, in contract, or torts, against the Popular Group, and they acknowledge and agree that they will not file suit in the United States District Court, any Federal or state courts, any Commonwealth of Puerto Rico court or

7 in any arbitral forum for any cause of action that could arise from Executive’s employment or the termination of his employment under any local, state or federal employment law or regulation. Executive and his spouse, based on personal knowledge, recognize and declare that they have not suffered damages caused by, or attributable to, the Popular Group, and that their relatives, heirs, executors, assignees and/or agents, or any other parties claiming a relationship of dependence, interest or affection with Executive, have not suffered any damage that may be blamed on, or attributable to, the Popular Group for any reason including, but not limited to the employment relationship of Executive, the termination of employment and any incident or fact which occurred during his employment with the Corporation. Executive and his spouse agree to hold harmless and indemnify the Popular Group, including reasonable attorney's fees and costs incurred by the Popular Group, for any action filed by any member of their family or by any of their relatives or by any other parties claiming a relationship of dependence, interest or affection with them for the causes of action being released herein. The parties agree and understand that the purpose of this paragraph is to exclude the Popular Group from any liability or cause of action that could be filed pursuant to Santini v. Service Air, Inc., 137 D.P.R. 1 (1994). (b) Acknowledgements by Executive and his Spouse. Executive and his spouse acknowledge and agree that they have read this Agreement in its entirety and that this Agreement includes a general release of all known and unknown claims, including, without limitation, to rights and claims arising under the Age Discrimination in Employment Act (“ADEA”). Executive and his spouse further acknowledge and agree that: i) this Agreement does not release, waive or discharge any rights or Claims that may arise for actions or omissions after the date of execution of this Agreement; ii) Executive and his spouse are entering into this Agreement and releasing, waiving and discharging rights or Claims only in exchange for consideration which they are not already entitled to receive; iii) Executive and his spouse have been advised, and are being advised by the Corporation, to consult with an attorney and tax advisor before executing this Agreement; iv) Executive and his spouse have been advised, and are being advised by this Agreement, that he and his spouse have twenty-one (21) days within which to consider this Agreement; and v) this Agreement must be signed and returned by Executive and his spouse to the Corporation through José Coleman Tió, Esq., by email at Jose.ColemanTio@popular.com, no later than twenty-one (21) days after the date this Agreement is delivered to them; that is, by no later than August 11, 2026. In order to receive the Agreement Payments and Benefits, Executive and his spouse must also comply with the terms of this Agreement and, following the Retirement Date, sign, deliver, and not revoke the Release attached as Annex 2. No modifications or revisions, if any, to this Agreement after it is first presented to Executive and his spouse shall extend or otherwise modify the consideration period provided in this Agreement. If Executive and his spouse fail to execute and return this Agreement, or the Release,

8 within the specified time period, they will forfeit any right to the Agreement Payments and Benefits, and the Corporation will have no obligation to provide such payment or benefits. Executive and his spouse agree that they may not sign the Annex 2 prior to the Retirement Date, but must sign and deliver it to the Corporation on or within twenty- one (21) days after the Retirement Date. (c) Right to Revoke. Executive and his spouse may revoke this Agreement at any time during the period of seven (7) days following the date they sign this Agreement and return it to the Corporation. Executive and his spouse may revoke this Agreement at any time during such seven-day period by delivering (or causing to be delivered) to the Corporation, through José Coleman Tió, Esq., by email at Jose.ColemanTio@popular.com, written notice of their revocation of this Agreement no later than 5:00 p.m. Eastern time on the seventh (7th) full day following the date of execution of this Agreement. 8. Restrictive Covenants. (a) In consideration of the terms of the Award, Executive agrees to the restrictive covenants and associated remedies as set forth below, which exist independently of and in addition to any obligation to which Executive is subject under the terms of any other agreement with the Popular Group. (b) For the period commencing on the Retirement Date and ending on the first anniversary of the Retirement Date, Executive will not do any of the following, either directly or indirectly or through associates, agents, or employees: i) work or associate (including as a director, officer, employee, partner, consultant, agent or advisor) with or otherwise provide services to, or operate, manage or control in any way, a Competitive Enterprise performing the same or similar duties as those which were performed by Executive in the Popular Group during the 12- month period immediately preceding the Retirement Date. “Competitive Enterprise” means any business enterprise that either (1) engages in commercial or consumer financial services, retail banking or internet banking or other financial, investment, financial advisor, trust or insurance services to either commercial or consumer customers in the Commonwealth of Puerto Rico or the States of New York or Florida, or (2) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity within the Commonwealth of Puerto Rico or the States of New York or Florida; ii) solicit, recruit or assist in the solicitation or recruitment of any employee or consultant of the Popular Group (or who was an employee or consultant of the Popular Group within the prior six months of the Retirement Date) for the purpose of encouraging that employee or consultant to leave the Popular Group’s employ or sever an agreement for services; or iii) solicit, participate in or assist in the solicitation of any of the Popular Group’s customers serviced by Executive or with whom Executive had a Material Contact and/or regarding whom Executive received Confidential Information (as defined in the Popular Group’s Code of Ethics) during the three-year period prior to the Retirement Date who were still customers of the Popular Group during the

9 immediately preceding 12-month period, for the purpose of providing products or services in competition with the Popular Group’s products or services. “Material Contact” means interaction between the Executive and the customer within the three years prior to the Retirement Date which takes place to manage, service or further the business relationship. The term “Solicit”, when used in this section, will mean any direct or indirect communication of any kind regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take any action; provided that such term will not be deemed to include solicitation by public advertisement media of general distribution (i.e., not targeted to present employees, consultants or customers of the Popular Group) without specific instruction or direction by Executive. (c) Non-Disparagement. Executive and his spouse agree to refrain from performing any act, engaging in any conduct or course of action, or making or publishing any statements, claims, allegations or assertions which have or may reasonably have the effect of demeaning the name or business reputation of the Popular Group or any of its employees, officers, directors, agents or advisors in their capacities as such or which adversely affects (or may reasonably be expected to adversely affect) the best interests (economic or otherwise) of any of them. In addition, the Corporation agrees to instruct the current members of the Corporation’s Board of Directors and Senior Management Team to refrain from performing any act, engaging in any conduct or course of action, or making or publishing any statements, claims, allegations or assertions which have or may reasonably have the effect of demeaning the name or business reputation of Executive and his spouse or which adversely affects (or may reasonably be expected to adversely affect) the best interests (economic or otherwise) of any of them. The parties agree that nothing in this Agreement shall preclude them from fulfilling any duty or obligation that they may have at law, from responding to any subpoena or official inquiry from any court or government agency, including providing truthful testimony, documents subpoenaed or requested or otherwise cooperating in good faith with any proceeding or investigation, or from taking any reasonable actions to enforce their rights under this Agreement in accordance with the dispute resolution provisions specified in this Agreement or from exercising their right to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. Notwithstanding the foregoing, Executive agrees to waive his right to recover monetary damages in connection with any charge, complaint or lawsuit filed by him or anyone else on his behalf (whether involving a governmental entity or not); provided that Executive is not agreeing to waive, and this Agreement shall not be read as requiring Executive to waive, any right he may have to receive an award for information provided to any governmental entity. Nothing herein shall be intended to prevent Executive from initiating, participating in, or offering testimony in proceedings related to sexual harassment claims or proceedings before the National Labor Relations Board or otherwise exercising his rights or supporting the rights of other employees pursuant to Section 7 of the National Labor Relations Act. (d) If Executive breaches any of the terms of this Section 8, the Award shall be immediately and irrevocably forfeited for no consideration. This paragraph does not constitute the Corporation’s exclusive remedy for violation of the restrictive covenant obligations, and the Corporation may seek any additional legal or equitable remedy, including injunctive relief, for any such violation.

10 9. [Reserved.] 10. No Rights to Continued Employment. Nothing in this Agreement shall be construed as giving Executive any right to continued employment by the Corporation or any of its affiliates or affect any right that the Corporation or any of its affiliates may have to terminate or alter the terms and conditions of Executive’s employment. 11. Successors and Assigns of the Corporation. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and its successor entities. 12. Committee Discretion. Subject to the terms of the Equity Plans and the Retirement Plans, the Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive. 13. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement; provided that, notwithstanding the foregoing, no such amendment shall materially adversely affect Executive’s rights and obligations under this Agreement without Executive’s consent (or the consent of Executive’s estate, if such consent is obtained after Executive’s death), and provided, further, that the Committee may not postpone the payout of shares to occur at any time after the applicable time provided for in this Agreement. Any amendment of this Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee. 14. Adjustment; Other Plan Provisions. Subject to Section 13 of this Agreement, the Committee shall adjust equitably the terms of the Award in accordance with Section 5.3 of the Plan, if applicable. Subject to the terms of this Agreement, the Award shall be subject to the terms of the Plan, including, but not limited to, the provisions of Section 8.4 related to dividends and voting rights. Cash dividends paid on the Award and on all of the Common Stock that may be subsequently acquired with such cash dividends, will be invested in the purchase of additional shares of Common Stock of the Corporation in accordance with the Popular, Inc. Dividend Reinvestment and Stock Purchase Plan; such shares are not subject to the restrictions and are immediately vested. The Award shall be held in custody by the Fiduciary Services Division of Banco Popular de Puerto Rico. 15. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to principles of conflicts of laws. Any civil action or legal proceeding arising out of or relating to the Agreement will be brought exclusively in the courts of the Commonwealth of Puerto Rico. 16. Severability. Should a court or arbiter with competent jurisdiction determine that any clause in this Agreement is illegal, invalid, or unenforceable under present or future law, such provision will be fully severable, and the remaining provisions of the Agreement will remain in full force and effect.

11 17. Incentive Recoupment. The Award and the 2026 Short-Term Incentive shall be subject to the terms of the Popular, Inc. Compensation Recoupment Policy in effect as of the Grant Date and as such policy may be required to be modified in accordance with applicable law or regulation. 18. Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof. 19. Counterparts. The Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. [Signature Page Follows]

12 IN WITNESS WHEREOF, the Corporation and Executive have caused this Agreement to be duly executed and delivered as of July 22, 2026. POPULAR, INC. ACCEPTED: By: Manuel Chinea By: Javier D. Ferrer Title: Executive Vice President and Title: President and Chief Executive Officer Chief Experience & Administration Services Officer /s/ Manuel Chinea /s/ Javier D. Ferrer _____________________ _____________________ Signature Signature By: Blanca M. Pujals /s/ Blanca M. Pujals _____________________ Signature

13 ANNEX 1 POPULAR, INC. AWARD Recipient: Javier D. Ferrer Employee Number: 49473 Restricted Stock Grant Date: July 22, 2026 Total Dollar Value of Award: $2,600,000 Common Stock Market Price as of closing on Grant Date: $173.89 Total Shares of Restricted Stock Awarded: 14,952 Restricted Stock Vesting Date: August 31, 2027

14 ANNEX 2 GENERAL RELEASE General Release (this “Release”), by Javier D. Ferrer (“Executive”), his wife Blanca M. Pujals (“spouse”) and their conjugal partnership (collectively referred to as “Executive and his spouse”), in favor of Popular, Inc. (the “Corporation”) and any of its subsidiaries and affiliates (collectively, the “Popular Group”) and any of their respective past or present shareholders, principals, directors, officers, employees, managers, agents, attorneys, trustees, fiduciaries, representatives, insurers, assigns or benefit plan administrators (collectively the “Released Parties”). RECITALS WHEREAS, Executive was employed by the Corporation as President and Chief Executive Officer; and WHEREAS, Executive is eligible to receive certain payments and benefits under that certain Award Agreement, dated as of July 22, 2026 (the “Agreement”) that are conditioned on the execution and effectiveness of this Release. NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties agree as follows: 1. General Release. Executive and his spouse knowingly and voluntarily waive, terminate, cancel, release and discharge forever the Released Parties from any and all actions, causes of action, claims, allegations, rights, obligations, liabilities, or charges (collectively the “Claims”) that they have or may have, whether known or unknown, by reason of any matter, cause or thing occurring at any time before and including the date of execution of this Release, including, without limitation, claims for compensation or bonuses (including, without limitation, any claim for an award under any compensation plan or arrangement); breach of contract; tort; wrongful, unjust, abusive, unfair, constructive, or unlawful discharge or dismissal; impairment of economic opportunity; defamation; age and national origin discrimination; workplace harassment; sexual harassment or discrimination; discrimination based on marital status; back pay; front pay; benefits; attorney's fees; whistleblower claims; emotional distress; intentional infliction of emotional distress; assault; battery, pain and suffering; punitive or exemplary damages; all claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991 and Executive Order 11246, which prohibit employment discrimination based on race, color, religion, sex, or national origin; the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act of 1990, which prohibit employment discrimination because of age against individuals who are 40 years of age or older; the Equal Pay Act, which prohibits sex- based wage discrimination against men and women who perform substantially equal work in the same establishment; the Americans with Disabilities Act (ADA), which prohibits employment discrimination against qualified individuals with disabilities in the private sector, and in state and local governments; and Sections 501 and 505 of the Rehabilitation Act of 1973, which prohibit federal contractors to discriminate in employment against qualified individuals with disabilities; the Genetic Information Nondiscrimination Act (GINA) of May 21, 2008, which prohibits discrimination against

15 employees based on genetic information; the Family and Medical Leave Act, which protects employees' rights to medical and family leave; the Uniformed Services Employment and Reemployment Rights Act (USERRA); the Vietnam Era Veterans' Readjustment Assistance Act of 1974 (VEVRAA); the Immigration Reform and Control Act; the Fair Credit Reporting Act; the Racketeer Influenced and Corrupt Organizations Act; the Sabine Pilot Doctrine; Section 885 of the American Jobs Creation Act of 2004; the Constitution of Puerto Rico, which prohibits discriminatory treatment; Law 69 of July 6, 1985, which prohibits employment discrimination on the basis of sex; Law 17 of April 22, 1988, which prohibits sexual harassment in employment; Law 90 of August 7, 2020, which prohibits workplace harassment; Law 100 of June 30,1959, as amended, which prohibits employment discrimination based on age, race, color, sex, sexual orientation, gender identity, marital status, social or national origin, social condition, political affiliation, political or religious beliefs, or against an employee for being a victim or being perceived as a victim of domestic violence, sexual aggression or stalking, or based on sexual orientation or gender identity; Law 16 of March 8, 2017 (Equal Pay Act of Puerto Rico); Law 61 of August 1, 2017; Law 116 of December 20, 1991; Law 44 of July 2, 1985, which prohibits employment discrimination against qualified individuals with disabilities or under any other local, state or federal law which prohibits discrimination, harassment or retaliation; Law 217 of September 29, 2006 (Law for the Implementation of a Protocol to Handle Situations of Violence); Law 139 of June 26, 1968 (SINOT); Law 45 of April 18, 1935 (State Insurance Fund); Law 4 of January 26, 2017 (Transformation and Labor Flexibility Act); Law 41 of 2022; the Employee Retirement Income Security Act of 1974 (ERISA); the Workers Adjustment Retraining and Notification Act (WARN); the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); the Health Insurance Portability and Accountability Act (HIPAA); the Occupational Safety and Health Act (OSHA); the Families First Coronavirus Response Act de 2020 (FFCRA); the CARES Act of 2020; the Fair Labor Standards Act of 1938 (FLSA); the National Labor Relations Act; the Federal Bankruptcy Act; the Insurance and the Civil Codes of Puerto Rico; Law 80 of May 30, 1976 or any other law that protects against wrongful or unjustified terminations of employment; Law 379 of May 15, 1948 (Days and Hours of Work); Law 96 of June 26, 1956 (Minimum Wage); Law 148 of June 30, 1969 (Christmas Bonus); Law 37 of April 9, 2020; Law 180 of July 27, 1998 (vacation and sick leave); Law 60 of January 27, 2018; Law 28 of January 21, 2018; and any other federal, state or local (including Puerto Rico) laws, whether based on statute, regulation or common law, providing workers' compensation benefits; restricting an employer's right to terminate employees or otherwise regulating employment; or enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; providing recourse for alleged wrongful discharge, harassment or discrimination, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims, or any law regarding wages or compensation, retaliation, negligence, loss of consortium, intentional infliction of emotional distress, negligent infliction of emotional distress, or any other claim and any alleged injuries they may have suffered up to and including the date of execution of this Release. In addition, in consideration of the provisions of this Release, Executive and his spouse further agree to waive any and all rights under the laws of any jurisdiction in the United States or Puerto Rico that limit a general release to those claims that are known or suspected to exist in Executive and his spouse’s favor as of the Effective Date (as defined below).

16 In addition, Executive represents and warrants that he has not been the victim of retaliation under Section 704 of the Civil Rights Act of 1964 (42 USC § 2000e-3); the Age Discrimination in Employment Act (ADEA, 29 USC § 3(d)); the Federal Deposit Insurance Act (FDIA, 12 USC § 831j); Article 8 of Law 17 of April 22, 1988 (29 L.P.R.A. § 155h); Article 20 of Law 69 of July 6, 1985 (29 L.P.R.A § 340); Law 115 of December 20, 1991, as amended by Law 169 of September 29, 2014 (29 L.P.R.A § 94 et seq.); Section 806 of the Sarbanes Oxley Act of 2002; the Securities Exchange Act of 1934; or any other federal or local statute or regulation which prohibits retaliation against an employee. Furthermore, Executive and his spouse, their heirs, executors, assignees, and agents do not have, and if they had they hereby waive any claim of any type, and the remedies, under any federal, state or Commonwealth of Puerto Rico law, including those related to or that may be alleged as arising from the employment relationship between Executive and the Corporation, or the termination of the same, and grant the most complete release for any claim or cause of action they have or may have or had, known or unknown, whether in law or in equity, in contract, or torts, against the Released Parties, and they acknowledge and agree that they will not file suit in the United States District Court, any Federal or state courts, any Commonwealth of Puerto Rico court or in any arbitral forum for any cause of action that could arise from Executive’s employment or the termination of his employment under any local, state or federal employment law or regulation. Executive and his spouse, based on personal knowledge, recognize and declare that they have not suffered damages caused by, or attributable to, the Released Parties, and that their relatives, heirs, executors, assignees and/or agents, or any other parties claiming a relationship of dependence, interest or affection with Executive, have not suffered any damage that may be blamed on, or attributable to, the Released Parties for any reason including, but not limited to the employment relationship of Executive, the termination of employment and any incident or fact which occurred during his employment with the Corporation. Executive and his spouse agree to hold harmless and indemnify the Released Parties, including reasonable attorney’s fees and costs incurred by the Released Parties, for any action filed by any member of their family or by any of their relatives or by any other parties claiming a relationship of dependence, interest or affection with them for the causes of action being released herein. The parties agree and understand that the purpose of this paragraph is to exclude the Released Parties from any liability or cause of action that could be filed pursuant to Santini v. Service Air, Inc., 137 D.P.R. 1 (1994). 2. No Further Payments. Except as provided in the Agreement, Executive acknowledges that he has been fully compensated by the Popular Group under its rules, policies, practices, plans, programs and regulations, and any contract or agreement, applicable laws and regulations, and that nothing is owed for salaries, vacations, bonuses, incentives, separation benefits, severance payment, reimbursement of expenses, “allowances”, or for any other concept including, but not limited to his participation in any other kind of plan, program or incentive, and that all of his wages and benefits with the Popular Group have been settled to his entire satisfaction. 3. Surviving Claims. Notwithstanding anything herein to the contrary, this Release shall not:

17 (a) release any Claims relating to the Agreement Payments and Benefits (as defined in the Agreement); (b) release any Claims arising after the date of execution of this Release; (c) limit or prohibit in any way Executive’s (or his beneficiaries’ or legal representatives’) ability to bring an action to enforce the terms of this Release; (d) release any claim for benefits under plans covered by the Employee Retirement Income Security Act of 1974, as amended, to the extent that such claims may not lawfully be waived or for any payments or benefits under any plans of the Popular Group that have vested according to the terms of those plans; (e) release any Claims that may not lawfully be waived; or (f) release any Claims for indemnification in accordance with applicable laws and the Popular Group’s corporate governance documents. 4. Protected Activity. Notwithstanding anything herein to the contrary, this Release shall not preclude Executive or his spouse from fulfilling any duty or obligation that they may have at law, from responding to any subpoena or official inquiry from any court or government agency, including providing truthful testimony, documents subpoenaed or requested or otherwise cooperating in good faith with any proceeding or investigation, or from taking any reasonable actions to enforce their rights under this Release in accordance with the dispute resolution provisions specified in this Release or from exercising their right to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. Notwithstanding the foregoing, Executive agrees to waive his right to recover monetary damages in connection with any charge, complaint or lawsuit filed by him or anyone else on his behalf (whether involving a governmental entity or not); provided that Executive is not agreeing to waive, and this Release shall not be read as requiring Executive to waive, any right he may have to receive an award for information provided to any governmental entity. Nothing herein shall be intended to prevent Executive from initiating, participating in, or offering testimony in proceedings related to sexual harassment claims or proceedings before the National Labor Relations Board or otherwise exercising his rights or supporting the rights of other employees pursuant to Section 7 of the National Labor Relations Act. 5. Additional Representations. Executive and his spouse further represent and warrant that they have not filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Released Party nor have they assigned, pledged, or hypothecated any Claim to any person and no other person has an interest in the Claims that they are releasing. 6. Acknowledgements by Executive and his Spouse. Executive and his spouse acknowledge and agree that they have read this Release in its entirety and that this Release is a general release of all known and unknown claims, including, without limitation, to rights and claims arising under the Age Discrimination in Employment Act (ADEA). Executive and his spouse further acknowledge and agree that:

18 (a) this Release does not release, waive or discharge any rights or Claims that may arise for actions or omissions after the date of execution of this Release; (b) Executive and his spouse are executing this Release and releasing, waiving and discharging rights or Claims only in exchange for consideration which they are not already entitled to receive; (c) Executive and his spouse have been advised, and are being advised, to consult with an attorney and tax advisor before executing this Release, and acknowledge that they, in fact, have consulted with an attorney and tax advisor; (d) Executive and his spouse have been advised, and are being advised, that they have twenty-one (21) days within which to consider the Release; and (e) Executive and his spouse are aware that the Agreement and this Release shall become null and void if they revoke their agreement to this Release within seven (7) days following the date of execution of this Release. Executive and his spouse may revoke this Release at any time during such seven-day period by delivering (or causing to be delivered) to the Corporation, through José Coleman Tió, Esq., by email at Jose.ColemanTio@popular.com, written notice of their revocation of this Release no later than 5:00 p.m. Eastern time on the seventh (7th) full day following the date of execution of this Release (the “Effective Date”). Executive and his spouse agree and acknowledge that a letter of revocation that is not received by such date and time will be invalid and will not revoke this Release. 7. Additional Agreements. Executive and his spouse agree that should any person or entity file or cause to be filed any civil action, suit, arbitration, or other legal proceeding seeking equitable or monetary relief concerning any claim released by Executive and his spouse herein, they shall not seek or accept any personal relief from or as the result of such civil action, suit, arbitration, or other legal proceeding. 8. Governing Law and Jurisdiction. This Release shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to principles of conflicts of laws. Any civil action or legal proceeding arising out of or relating to the Release will be brought exclusively in the courts of the Commonwealth of Puerto Rico. 9. Severability. Should a court or arbiter with competent jurisdiction determine that any clause in this Release is illegal, invalid, or unenforceable under present or future law, such provision will be fully severable, and the remaining provisions of the Release will remain in full force and effect. 10. Headings. The headings in this Release are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof. 11. Counterparts. The Release may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. [Signature Page Follows]

19 IN WITNESS WHEREOF, Executive and his spouse have signed this Release on _________________, 2026. _______________________ _______________________ Javier D. Ferrer Blanca M. Pujals ____________________ Manuel Chinea Chief Experience & Administration Services Officer Popular, Inc.